Exhibit 99.1

Premier, Inc.’s Subsidiary Contigo Health, LLC, to Acquire Contracts With 900,000 Providers and Licenses to Cost Containment Technology

The acquisition will support Contigo Health’s continued growth by expanding its nationwide footprint and enhancing the value proposition for direct-to-employer offerings

CHARLOTTE, N.C. (September 6, 2022) – Premier, Inc. (NASDAQ: PINC) subsidiary Contigo Health, LLC, a provider of comprehensive services that optimize employee health benefits, today announced an agreement to acquire key assets from TRPN Direct Pay, Inc. and Devon Health, Inc. (collectively, TRPN) for $177.5 million in cash. Acquired assets will include contracts with more than 900,000 providers across 4.1 million U.S. locations, including acute care hospitals, surgery centers, physicians, ancillary facilities, MRI centers, laboratories, radiology centers, urgent care clinics, home health services, durable medical equipment suppliers, chiropractors, physical therapists and mental health practitioners. Under the terms of the agreement, Contigo Health also will license TRPN’s proprietary cost containment technology.

Contigo Health, which collaborates directly with self-funded employer health plans and health systems to improve employee access to high-quality healthcare, plans to leverage the acquired TRPN assets to develop the provider contracts into a new out-of-network wrap product named Contigo Health® ConfigureNet™. This new product is expected to complement and help grow Contigo Health’s health plan administration products, improving access to quality healthcare and reducing the cost of medical claims through pre-negotiated discounts with its network providers. Claims will be aligned to the network provider’s contracted rate through an electronic data interchange to help ensure a rapid and seamless process for health plans and providers alike.

“Premier is committed to high-quality, low-cost care for the millions of people receiving health coverage from their employers,” said Michael J. Alkire, President and CEO of Premier. “The acquisition of these assets, which offer market-leading pricing, is expected to accelerate Contigo Health’s ability to serve additional self-funded employer health plans across the country. With an expanded footprint, Contigo Health will be better positioned to improve employee health and engagement, all with more predictable and controlled costs. At the same time, we believe the resulting wrap product will further differentiate Premier members and other health systems as high-value care networks for employers.”

“Contigo Health is relentlessly focused on optimizing care through innovative models and collaborations between health systems and employers,” said Steven Nelson, President of Contigo Health. “We anticipate this acquisition will help bridge the gap between quality care and geographic constraints and allow self-funded employer health plans to manage costs while offering more flexibility to their employee plan participants.”

Expected Benefits of Transaction

When combined with Contigo Health’s high-touch, personalized approach to third-party health plan administration products, the Contigo Health® ConfigureNet™ out-of-network wrap will provide key capabilities that are expected to enhance Contigo Health’s value proposition.

Benefits of the transaction are expected to include:

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Increased provider access: A national wrap-network solution is a competitive differentiator that is expected to accelerate Contigo Health’s ability to expand its current offerings, including Contigo Health Sync Health Plan™ third-party administration products and Contigo Health Sync Health Plan™ business process outsourcing for self-funded employer health plans.

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Better management of out-of-network claims: Additional provider contract assets will enable Contigo Health to offer solutions to help self-funded employer health plans manage out-of-network claims with a differentiated, transparent approach to cost and quality for employers, employees and healthcare providers.

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More flexibility to employers: With the acquisition of these key assets, Contigo Heath plans to create additional and customized wrap network product options to meet the emerging needs of self-funded employer health plans.

Transaction Details

The transaction is expected to close in the second quarter of fiscal 2023, subject to customary closing conditions and regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Premier currently anticipates the transaction to generate adjusted earnings per share accretion of $0.01 to $0.02 in fiscal 2023. In addition, the company expects the transaction to result in $40 million to $60 million in incremental annual net revenue and contribute 40 percent to 50 percent in adjusted EBITDA margin once fully scaled in the next three to five years.

Forward-looking statements

Statements made in this release that are not statements of historical or current facts, such as those related to Contigo Health, LLC’s ability to expand its product offerings and offer increased access to high-quality care and improved employee engagement, the additional expected benefits of the transaction include increased provider access, better management of out-of-network claims and increased flexibility to employers, the anticipated timing of the closing of the transaction and the expected benefit to Premier’s adjusted fully diluted earnings per share in fiscal year 2023 are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,400 U.S. hospitals and health systems and approximately 250,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

About Contigo Health, LLC

Contigo Health, LLC, a subsidiary of Premier, Inc., creates new ways for clinicians, health systems and employers to work together to optimize employee health benefits. With over 3.9 million eligible members, Contigo Health® products include Sync Health Plan Administration TPA, Sync Health Plan BPO, and ECEN Passport (COE). These quality programs support a common goal for all stakeholders to increase access to high-quality care, enhance employee engagement, control costs and get employees back to work and life faster. For more information, please visit www.contigohealth.com as well as LinkedIn, YouTube and Twitter.

Media Contact: Public_Relations@premierinc.com

Investor Contacts:

Angie McCabe	Ben Krasinski
Vice President, Investor Relations	Director, Investor Relations
Angie_McCabe@premierinc.com	Ben_Krasinski@premierinc.com